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                                                                    EXHIBIT 23.2
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Nonstatuatory Stock Option Plan, as amended, of Seagate Technology, Inc. of our report dated July 15, 1999, except for Subsequent Events note, as to which the date is August 17, 1999 with respect to the consolidated financial statements and schedule of Seagate Technology, Inc. included in the Annual Report (Form 10-K and Form 10-K/A) for the year ended July 2, 1999 filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

San Jose, California
April 3, 2000